Execution Version

URANIUM ENERGY CORP.

PLACEMENT AGENCY AGREEMENT

March 9, 2016

Dundee Securities Ltd.
Suite 2000, Dundee Place 1
Adelaide Street East
Toronto, Ontario
M5C 2V9

Ladies/Gentlemen:

Uranium Energy Corp., a corporation organized and existing under the laws of Nevada (the “Company”), proposes, subject to the terms and conditions stated in this Placement Agency Agreement (the “Agency Agreement”) to issue and sell up to an aggregate of US$10,510,000 of units of the Company (the “Offering”) at a purchase price of US$0.85 per unit (each a “Unit” and together, the “Units”). Each Unit shall be comprised of one (1) common share (each a “Common Share” and together, the “Common Shares”) (US$0.001 par value per share) and one half of one Common Share purchase warrant (each a “Warrant” and together, the “Warrants”). Each Warrant shall be exercisable into one Common Share (each a “Warrant Share” and together, the “Warrant Shares”) at a price of US$1.20 for a period of three (3) years from the date of issuance thereof. The Company hereby confirms its agreement with Dundee Securities Ltd., and its U.S. affiliate, Dundee Securities Inc. (together, the “Lead Agent”) and HC Wainwright & Co., LLC (together, the “Agents”), as set forth below. The consideration offered to the Agents for its services hereunder are described in Section 3 below.

The Company understands that the Agents propose to facilitate a registered direct offering of the Units in the United States and the Lead Agent in each of the Provinces of Canada, except Quebec, either directly or through their respective U.S. or Canadian broker-dealer affiliates upon the terms set forth in the Prospectuses (as defined below) and pursuant to the terms and conditions set forth in this Agreement. The Common Shares, Warrants, Warrant Shares, Broker Warrants (as hereinafter defined) and Broker Shares (as hereinafter defined) shall also be referred to herein as the “Offered Securities”.

1.     Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with the Agents that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-193104) relating to the offer and sale, from time to time, of up to $100,000,000 of the Company’s common stock (“Common Stock”), debt securities, warrants, subscription receipts and units (the initial filing and all pre-effective amendments thereto collectively being referred to as the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to the Agents, have been declared effective by the Commission in such form and the Company has filed with the Commission the form of prospectus contained in the Initial Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) which was deemed by virtue of Rule 430B under the Securities Act to be a part of the Initial Registration Statement. No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. All conditions for use of Form S-3 to register the distribution of the Units under the Securities Act have been satisfied. The various parts of the Initial Registration Statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 3(a) hereof and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Agents, and (ii) the documents incorporated by reference in the base prospectus of the Company, dated January 10, 2014, filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement (the “U.S. Base Prospectus”), each as amended at the time such part of the Initial Registration Statement became effective under the Securities Act with respect to the Agents, are hereafter collectively referred to as the “Registration Statement”. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Initial Registration Statement that is incorporated by reference therein. No stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The final prospectus supplement relating to the Units, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the U.S. Base Prospectus, is hereafter referred to as the “U.S. Prospectus”.

Any reference herein to the U.S. Base Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the date of such U.S. Base Prospectus or the U.S. Prospectus, as the case may be; and any reference herein to any “amendment” or “supplement” with respect to the U.S. Base Prospectus or the U.S. Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such U.S. Base Prospectus or the U.S. Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

All references in this Agency Agreement to the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

(b)     The Company is qualified to file an MJDS Rule (as defined below) shelf prospectus pursuant to the MJDS Rule (as defined below) and has prepared and filed a preliminary MJDS shelf prospectus dated December 27, 2013 (the “Canadian Preliminary Base Shelf Prospectus”) and a final MJDS shelf prospectus dated January 10, 2014 (the “Canadian Final Base Shelf Prospectus”) providing for the offer and sale, from time to time, of up to US$100,000,000 of the Company’s common shares, debt securities, warrants, subscription receipts and units with the Canadian securities regulatory authorities in each of the Canadian Jurisdictions (as defined below), (collectively, the “Canadian Qualifying Authorities”); and a prospectus receipt (a “Receipt”) has been issued by or on behalf of each of the Canadian Qualifying Authorities for each of the Canadian Preliminary Base Shelf Prospectus and the Canadian Final Base Shelf Prospectus. The term “Canadian Jurisdictions” means each of the provinces of Canada, except Quebec. The term “Canadian Base Prospectus” means the Canadian Final Base Shelf Prospectus, including documents incorporated therein by reference, at the time the Receipt was issued with respect thereto in accordance with the multi-jurisdictional disclosure system described in National Instrument 71-101 of the Canadian Securities Administrators, as amended (the “MJDS Rule”), the rules and procedures established under all applicable securities laws in each of the Canadian Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the Canadian Qualifying Authorities (collectively, “Canadian Securities Laws”). The term “Canadian Prospectus” means the Canadian final prospectus supplement relating to the Offering, and filed with the Canadian Qualifying Authorities in accordance with the MJDS Rule, together with the Canadian Base Prospectus, including all documents incorporated therein by reference. No order suspending the distribution of the Units or any other securities of the Company has been issued by any of the Canadian Qualifying Authorities and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Canadian Qualifying Authorities, and any request on the part of the Canadian Qualifying Authorities for additional information has been complied with.

All references in this Agency Agreement to the Canadian Preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus and the Canadian Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Canadian Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval (SEDAR).

As used herein, “Base Prospectuses” shall mean, collectively, the Canadian Base Prospectus and the U.S. Base Prospectus and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus.

(c)     The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated hereby.

(d)     The Registration Statement complies, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement or the U.S. Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the U.S. Prospectus and any amendment thereof or supplement thereto, as of the time of filing thereof and as of the Closing Date (as defined below), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the U.S. Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent through the Lead Agent specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Agent through the Lead Agent consists solely of the material referred to in Section 14 hereof.

(e)     The Canadian Base Prospectus and the Canadian Prospectus complied as of the time of filing thereof and any further amendments or supplements thereto will comply, in all material respects with the applicable requirements of the MJDS Rule and the Canadian Securities Laws; the Canadian Prospectus, as of the time of filing thereof, did not, and any further amendments or supplements thereto will not, as of the time of filing thereof and through the Closing Date include any untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and the Canadian Prospectus, as of the time of filing thereof, constituted, and any further amendments or supplements thereto will, as of the time of filing thereof and through the Closing Date constitute, full, true and plain disclosure of all material facts relating to the Units and to the Company; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Canadian Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent through the Lead Agent specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Agent through the Lead Agent consists solely of the material referred to in Section 14 hereof.

(f)     No order preventing or suspending the use of the U.S. Base Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(g)     The documents incorporated or deemed to be incorporated by reference in the Prospectuses, at the time they were or hereafter are filed with the Commission or the Canadian Qualifying Authorities, as applicable, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act, the Rules and Regulations and Canadian Securities Laws, as applicable, and, when read together with the other information in the Prospectuses, as applicable, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)     Ernst & Young LLP, who have audited the consolidated financial statements and supporting schedules and information of the Company and its Subsidiaries (as defined below) that are included or incorporated by reference in the Registration Statement and the Prospectuses, and whose reports appear or are incorporated by reference in the Registration Statement and the Prospectuses, are independent with respect to the Company as required by Canadian Securities Laws and are independent registered public accountants as required by the Securities Act, the Exchange Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board.

(i)     Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as disclosed in the Prospectuses, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any material change in the capital stock or long-term or short-term debt of the Company or its Subsidiaries, (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Prospectuses, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Prospectuses.

(j)     The Company has no subsidiaries other than UEC Resources Ltd., URN Texas GP, LLC, URN South Texas Project, Ltd., South Texas Mining Venture, L.L.P., UEC Paraguay Corp., Piedra Rica Mining S.A., UEC Concentric Merge Corp., Cue Resources Ltd., Transandes Paraguay S.A. and JDL Resources Inc. (collectively, the “Subsidiaries”). No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(k)     The Company has an authorized and outstanding capitalization as set forth in the Prospectuses, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable securities laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Company directly or indirectly holds ownership of 100% of each of the Subsidiaries. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares and as otherwise set forth in the Prospectuses) are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (a “Lien”).

(l)     The Company has full power and authority (corporate or otherwise) to issue the Common Shares, Warrants, Warrant Shares, Broker Warrants and Broker Shares and to perform its obligations hereunder. The Common Shares, Warrants and Broker Warrants to be delivered on the Closing Date have been duly and validly authorized and, when issued and delivered in accordance with this Agency Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and will not have been issued in violation of or subject to any pre-emptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Common Stock and the Units and the Broker Warrants conform to the descriptions thereof contained in the Registration Statement and the Prospectuses. Except as disclosed in the Prospectuses and other than with respect to employee stock options that have been granted subsequent to pursuant to the Company’s equity compensation plans, the Company has no outstanding warrants, options to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except as disclosed in the Prospectuses, and except for 959,613 extension fee common shares of the Company issued on February 9, 2016 to its lenders under the Company’s Second Amended and Restated Credit Agreement of the same date and except for 487,574 shares issued on February 17, 2016 to creditors pursuant to debt settlements, no other holder of any Relevant Security has any rights to require registration or qualification under the Securities Act or the Canadian Securities Laws of any Relevant Security in connection with the offer and sale of the Units contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(m)     The Company and each of its Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and each of its Subsidiaries, taken as a whole; or (ii) the ability of the Company and each of its Subsidiaries to consummate the Offering or any other transaction contemplated by this Agency Agreement or the Prospectuses (a “Material Adverse Effect”).

(n) The Company and each of its Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, U.S., Canadian or foreign (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectuses, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has not received notice of any investigation or proceedings which, if decided adversely to the Company or any such Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent. The Company and the Subsidiaries are not aware of any pending change to any applicable law or regulation or governmental position that would materially affect the business of the Company or the Subsidiaries or the business or legal environment under which the Company or the Subsidiaries operate.

(o)     This Agency Agreement has been duly and validly authorized, executed and delivered by the Company.

(p)     There are no reports or information that in accordance with the requirements of the Securities Act, the Exchange Act or Canadian Securities Laws must be made publicly available in connection with the Offering of the Offered Securities that have not been made publicly available as required; there are no material documents required to be filed as of the date hereof with the Commission or the Canadian Qualifying Authorities or with any other Canadian securities regulatory authority in connection with the Offering of the Offered Securities that have not been filed as required; the Company has not filed any confidential material change reports or similar confidential report with any securities regulatory authority that is still maintained on a confidential basis.

(q)     The issue and sale of the Units, the compliance by the Company with this Agency Agreement and the consummation of the transactions herein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, applicable to the Company except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(r)     No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, domestic or foreign, is required for the execution, delivery and performance of this Agency Agreement or the consummation of the transactions contemplated by this Agency Agreement, except the registration under the Securities Act of the Offered Securities and the qualification of the Offered Securities for distribution in the Canadian Jurisdictions as contemplated by this Agency Agreement, necessary approvals of the NYSE MKT LLC (“NYSE MKT”) and any consents as may be required under state or foreign securities or blue sky laws, or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the placement of the Units by the Agents and the sale of the Units by the Company, each of which has been obtained and is in full force and effect; except for the approval of the NYSE MKT and the filing of the Prospectuses with the Commission and with the Canadian Qualifying Authorities under the MJDS Rule, each of which will be obtained or filed, as applicable, in accordance with the terms and conditions of this Agency Agreement, and except for any filings with FINRA that may be required to be made by the Agents, as to which the Company makes no representation or warranty.

(s)     Except as disclosed in the Registration Statement and the Prospectuses, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, U.S., Canadian or foreign, pending to which the Company is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company could not reasonably be expected to have a Material Adverse Effect.

(t)     The consolidated financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectuses present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company; except as otherwise stated in the Registration Statement and the Prospectuses, said consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved and the supporting schedules included in the Registration Statement and the Prospectuses present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectuses by Canadian Securities Laws, the Securities Act, the Exchange Act or the Rules and Regulations. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectuses, including the selected consolidated financial data set forth under the captions “Selected Consolidated Financial Data” and “Capitalization” in the Prospectuses, present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectuses and the books and records of the Company.

(u)     There has not been any reportable event (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators) between the Company and its auditors.

(v)     The statistical, industry-related and market-related data included in the Registration Statement and the Prospectuses is based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which it is derived.

(w)     The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is listed on the NYSE MKT, the Company is not in default of any listing requirements of the NYSE Amex applicable to the Company, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE MKT, nor has the Company received any notification that the Commission, the Canadian Qualifying Authorities or the NYSE MKT is contemplating terminating such registration or listing.

(x)     The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company and each of its Subsidiaries disclose all of their material financial transactions and such transactions have been fairly and accurately recorded.

(y)     The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company’s and its Subsidiaries’ internal control over financial reporting is effective and the Company and its Subsidiaries are not aware of any material weaknesses in their internal control over financial reporting. Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Prospectuses there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Such disclosure controls and procedures are effective.

(aa)     There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications. Neither the Company nor any of the Subsidiaries is indebted to any of its directors or officers, other than on account of director’s fees or expenses accrued but not paid, or to the best of its knowledge, to any of its stockholders. The Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any other person, firm or corporation of any kind whatsoever.

(bb)     Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Offered Securities.

(cc)     Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Offered Securities pursuant to the Registration Statement.

(dd)     The statements set forth in the Prospectuses under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock and the Offered Securities, and under the captions “U.S. Federal Income Tax Consequences”, “Plan of Distribution” and “Material Federal Income Tax Consequences to Non-U.S. Holders” and in the Canadian Prospectus under “Purchasers Statutory Rights”, insofar as they purport to summarize legal matters and documents referred to therein, are accurate, complete and fair in all material respects.

(ee)     There is no material franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(ff)     The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agency Agreement, and after giving effect to application of the net proceeds of the Offering as described in the Prospectuses, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(gg)     Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Agent for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agency Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Agents’ compensation as determined by FINRA.

(hh)     Except as disclosed in the Prospectuses, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Agents and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any of the Agents.

(ii)     Except as otherwise disclosed in the Prospectuses, the Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Prospectuses, except as such do not (individually or in the aggregate) materially affect the Company’s conduct of its business as presently operated and as proposed to be operated as described in the Prospectuses. The Company and the Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the Prospectuses or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(jj)     All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (collectively, the “Mining Claims”) that are held by the Company or any Subsidiary are completely and accurately described in the Prospectuses and are in good standing, are valid and enforceable, and are free and clear of any material liens or charges, except as disclosed in the Prospectuses. Except as disclosed in the Prospectuses, no other material property rights are necessary for the conduct of the Company’s business as described therein, and there are no material restrictions on the ability of the Company and its Subsidiaries to use, transfer or otherwise exploit any such property rights except as required by applicable law or as described in the Prospectuses (including any documents incorporated therein by reference) and the Company does not know of any claim or basis for a claim that may adversely affect the Company’s or any Subsidiary’s rights in any material respect. Except as disclosed in the Prospectuses, the Mining Claims held by the Company and its Subsidiaries cover the properties required by the Company for the purposes described therein.

(kk)     The Company has duly filed with the applicable regulatory authorities all reports required by National Instrument 43-101 Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators, and all such reports comply with the requirements of such instrument in all material respects.

(ll)     The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(mm)     The Company and each Subsidiary has accurately prepared and timely filed, when due, all U.S. and Canadian federal, state, provincial, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where failure to do so would not have a Material Adverse Effect on the Company or its subsidiaries.

(nn)     There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agency Agreement or the issuance and sale by the Company of the Offered Securities.

(oo)     No dispute between the Company and any local, native or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties or exploration activities that could reasonably be expected to have a Material Adverse Effect.

(pp)     No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(qq)     There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary. No property of the Company or any Subsidiary is subject to any Lien under any Environmental Law. Neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(rr)     The operations of the Company and, to its knowledge, its Subsidiaries, are, and have been, conducted at all times in compliance with the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations and guidelines issued, administered or enforced by any governmental agency to which they are subject (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)     Neither the Company nor any Subsidiary (i) is in violation of its articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, U.S., Canadian or foreign, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(tt)     The Company has not distributed any offering material in connection with the Offering other than the Prospectuses.

(uu)     The Company is a reporting issuer in the Canadian Jurisdictions and is not on the list of defaulting issuers maintained under the securities legislation of each of the Canadian Jurisdictions.

(vv)     Transfer Online Inc., at its principal offices in the City of Portland, Oregon, is the duly appointed registrar and transfer agent of the Company with respect to the Common Stock.

(ww)     The minute books and corporate records of the Company and its Subsidiaries are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and stockholders of the Company and its Subsidiaries as at the date hereof and at the Closing Date will contain the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and stockholders of the Company and its Subsidiaries.

(xx)     Each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the Commission and the Canadian Qualifying Authorities.

(yy)     The Company has been a reporting company for at least three years and timely in its reporting obligations under the Exchange Act and the rules and regulations of the Commission thereunder during the past 12 months. As of a date within 60 calendar days of the date of this Agency Agreement, the aggregate market value of the Common Stock held by non-affiliates (within the meaning of Rule 405 under the Securities Act) was US$ 100,000,000 or greater and the Common Stock had an annual trading volume of at least three million shares.

(zz)     The Company represents and warrants to the Agents that the Prospectuses and the due diligence material made available to the Agents in connection with the Offering: (i) all of the information and statements contained in the Prospectuses are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Company and the Subsidiaries on a consolidated basis and the Offered Securities; (ii) no material fact or information has been omitted from the Prospectuses which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made (provided that this representation and warranty is not intended to extend to information and statements provided by the Agent in writing specifically for use therein); and (iii) the Prospectuses, in all material respects, contain the disclosure required by and conform to all requirements of applicable securities laws.

(aaa)     Any certificate signed by or on behalf of the Company and delivered to the Lead Agent or to counsel for the Agents shall be deemed to be a representation and warranty by the Company to each Agent as to the matters covered thereby.

2.     Agreement to Act as Agents; Offering of Units.

On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth:

(a)     The Company hereby authorizes the Agents to act as its exclusive agents in connection with the Offering. Prior to the earlier of (i) the date on which this Agency Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Lead Agent, solicit or accept offers to purchase any equity securities of the Company (other than pursuant to the exercise of options or warrants to purchase Common Stock that are outstanding at the date hereof) otherwise than through the Agents in accordance herewith. Notwithstanding the foregoing, the Company may accept offers to purchase and agree to sell, directly rather than through the Agents, a portion of the Units with the prior written consent of the Lead Agent, on the Closing Date (the “Direct Sale Units”); provided that notice of all such Direct Sale Units are provided to the Lead Agent concurrently with such acceptance or agreement.

(b)     The Agents hereby agree, as agents of the Company, to use their reasonable best efforts to facilitate the purchase of all or part of the Units from the Company upon the terms and conditions set forth in the Prospectuses and the Securities Purchase Agreement dated March 6, 2016. The Agents shall make reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Units has been accepted by the Company, but the Agents shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. Under no circumstances will the Agents be obligated to underwrite or to purchase any Units for their own accounts or otherwise provide any financing and, in soliciting purchases of Units, the Agents shall act solely as the Company’s agents and not as principals.

(c)     Each Agent shall have the right, in its discretion reasonably exercised, and without notice to the Company, to reject any offer to purchase the Units received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(d)     [Intentionally Omitted]

(e)     As compensation for the services rendered to the Company by the Agents in respect of the Offering, the Company will pay to the Agents, in U.S. currency, an aggregate amount equal to 6.0% of the gross proceeds received by the Company from the sale of the Units (other than the Direct Sale Units) and an aggregate amount equal to 2.0% of the gross proceeds received by the Company from the sale of the Direct Sale Units, in each case, on the Closing Date (as defined below) (collectively, the “Agency Fee”), payable on the Closing Date. The Agency Fee will be divided among the Agents pro rata based on the percentages noted in Schedule I hereto. As additional consideration, the Company will issue to the Agents, that number of compensation warrants (the “Broker Warrants”) that is equal to 6.0% of the number of Units issued under the Offering (2.0% from Direct Sale Units). Each Broker Warrant shall be exercisable into one Common Share (each a “Broker Share” and together, the “Broker Shares”) at a price of US$1.20 for a period of three (3) years from the date of issuance thereof.

(f)     [Intentionally Omitted]

(g)     No Units which the Company has agreed to sell pursuant to this Agency Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until the appropriate corresponding amount of Units shall have been delivered to the applicable Agent acting on behalf of the respective purchasers thereof against payment by the applicable Agent on behalf of such purchasers, in each case in accordance with this Agency Agreement, other than any Direct Sale Units that are determined by the Company and the purchaser to be settled directly. If the Company shall default in its obligations to deliver the Units to the applicable Agent acting on behalf of a purchaser, the Company shall indemnify and hold the applicable Agent harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of such default by the Company.

(h)     Payment of the purchase price for the Units, and delivery of certificates representing the Common Shares, Warrants and Broker Warrants shall be made at the offices of McMillan LLP or at such other place as shall be agreed upon by the Agents and the Company, at 8:15 a.m., New York City time, on March 10, 2016, or such other time and date as the Agents and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”). Delivery of the Common Shares will be made through the facilities of The Depository Trust Company for the respective accounts of the applicable Agent, acting on behalf of the respective purchasers, against payment of the purchase price for the Units by wire transfer in same day funds to or as directed in writing by the Company in the manner described below. Certificates for the Warrants and Broker Warrants shall be registered in such name or names and shall be in such denominations as the applicable Agent may request. The Company shall deliver such Warrants to their respective purchasers as instructed by the applicable Agent. Each purchaser that is purchasing through an Agent shall deposit its respective payment of the purchase price for the Units into an account or accounts established by or with such Agent. On the Closing Date, the applicable Agent shall, with respect to each such purchaser, cause the purchase price for such Units to be wired from such accounts to an account designated by the Company in exchange for the release of such purchaser’s Units, however, H.C. Wainwright & Co., LLC shall, with respect to all purchasers, reduce by the amount equal to the sum of the aggregate Agency Fee and agreed upon expenses payable to the Agents with respect to the sale of the Units and distribute such funds to the appropriate Agent or financial advisor.

(i)     The Company acknowledges and agrees that (i) the terms of this Agency Agreement and the Offering (including the price of the Units) were negotiated at arm’s length between sophisticated parties represented by counsel, (ii) no fiduciary or advisory relationship between the Company and the Agents has been created as a result of any of the transactions contemplated by this Agency Agreement or the process leading to such transactions, irrespective of whether any Agent has advised or is advising any such party on other matters, (iii) the Agents’ obligations to the Company in respect of the Offering are set forth in this Agency Agreement in their entirety and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agency Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Agents with respect to any such matters.

3.     Covenants of the Company.

In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with each of the Agents that:

(a)     The Company shall prepare the U.S. Prospectus in a form approved by the Lead Agent and file such U.S. Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430B under the Securities Act. The Company shall prepare the Canadian Prospectus in a form approved by the Lead Agent and file such Canadian Prospectus pursuant to, and within the time period specified under the MJDS Rule. Prior to the termination of the Offering of the Units, the Company will not file any amendment to the Registration Statement or supplement or amendment to the Prospectuses unless the Company has furnished a copy to the Lead Agent and its legal counsel for their review prior to filing and will not file any such proposed amendment or supplement to which the Lead Agent reasonably objects. The Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed, each in a form approved by the Lead Agent with the Canadian Qualifying Authorities in accordance with the MJDS Rule (in the case of the Canadian Prospectus) and with the Commission (in the case of the U.S. Prospectus) within the time period prescribed and will provide evidence satisfactory to the Lead Agent of such timely filings. The Company will promptly advise the Lead Agent (1) when the U.S. Prospectus, and any supplement thereto, shall have been filed with the Commission, (2) when the Canadian Prospectus shall have been filed with the Canadian Qualifying Authorities pursuant to the MJDS Rule, (3) when, prior to termination of the Offering of the Units, any amendment to the Registration Statement or the Canadian Prospectus shall have been filed or become effective or a Receipt in respect of any such amendment has been issued, as the case may be, (4) of any request by the Canadian Qualifying Authorities or the Commission for any amendment of or supplement to the Canadian Prospectus, the Registration Statement or the U.S. Prospectus, as applicable, or for any additional information, (5) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement or the Prospectuses, (6) of the time when any amendment to the Canadian Prospectus has been filed with or receipted by the Canadian Qualifying Authorities, or of the filing with or mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the U.S. Prospectus, (7) of the issuance by the Canadian Qualifying Authorities or the Commission of any cease trade order or any stop order suspending the effectiveness of the Canadian Prospectus or the Registration Statement, as applicable, or any post-effective amendment thereto, or suspending the use of any of the Prospectuses or, in each case, of the initiation or threatening of any proceedings therefor, (8) of the receipt of any comments or communications from the Canadian Qualifying Authorities, the Commission or any other regulatory authority relating to the Prospectuses, the Registration Statement or the listing of the Common Shares, Warrant Shares and Broker Shares on the NYSE MKT, and (9) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Shares, Warrant Shares and Broker Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Canadian Qualifying Authorities or the Commission shall propose or enter a cease trade order or a stop order at any time, the Company will use its reasonable best efforts to prevent the issuance of any such cease trade order or stop order and, if issued, to obtain the lifting of such order as soon as possible.

(b)     The Company will prepare and file with the Commission, promptly after the execution of this Agency Agreement, and in any event no later than 5:30 p.m. (New York City time) on the date of this Agency Agreement, the U.S. Prospectus.

(c)     The Company will prepare and file with the Canadian Qualifying Authorities, promptly after the execution of this Agency Agreement, and in any event no later than 5:30 p.m. (New York City time) on the date of this Agency Agreement, and in conformity in all material respects with applicable Canadian Securities Laws, the Canadian Prospectus.

(d)     If at any time when a prospectus relating to the Offered Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectuses as then amended or supplemented would, in the judgment of the Agents or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery of such Prospectuses (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act, the Rules and Regulations or Canadian Securities Laws, it shall be necessary at any time to amend or supplement the Prospectuses, the Registration Statement, or the Canadian Base Prospectus, or to file any document incorporated by reference in the Registration Statement or the Prospectuses or in any amendment thereof or supplement thereto, the Company will notify the Lead Agent promptly and prepare and file with the Commission and the Canadian Qualifying Authorities an appropriate amendment, supplement or document (in form and substance satisfactory to the Lead Agent) that will correct such statement or omission or effect such compliance, and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible and/or obtain receipt therefor, issued in accordance with the MJDS Rule by the Canadian Qualifying Authorities as soon as possible. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the rules and regulations thereunder, and with the Canadian Qualifying Authorities pursuant to Canadian Securities Laws, within the time periods required thereby.

(e)     The Company will promptly deliver to each of the Agents conformed copies of the Canadian Base Prospectus and the Canadian Prospectus and any amendment or supplement thereto, signed and certified as required by Canadian Securities Laws, a copy of any other document required to be filed by the Company in compliance with Canadian Securities Laws in connection with the Offering, and a conformed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith. The Company will promptly deliver to each of the Agents such number of copies of the Prospectuses and the Registration Statement, and all amendments of and supplements to such documents, if any, as the Agents may reasonably request. Prior to 10:00 a.m., local time in the place of delivery, on the business day next succeeding the date of this Agency Agreement and from time to time thereafter, the Company will furnish the Agents with copies of the Prospectuses in Toronto and Vancouver, in such quantities as the Agents may reasonably request.

(f)     The Company agrees, that until the date which is 30 days after the Closing Date of the Offering, it will not, without the written consent of the Lead Agent, issue, agree to issue, or announce an intention to issue, any additional debt, common shares or any securities convertible into or exchangeable for shares of the Company (except in connection with the exchange, transfer, conversion or exercise rights of existing outstanding securities or existing commitments to issue securities and/or an arm’s length acquisition). The Company further acknowledges and understands that it will use its best efforts to cause its officers and directors to enter into an agreement with the Lead Agents pursuant to which each of such individuals will agree not to sell, transfer or pledge, or otherwise dispose of, any securities of the Company until the date which is 30 days after the Closing Date of the Offering, in each case without the prior written consent of the Lead Agent, such consent not to be unreasonably withheld or delayed.

(g)     The Company will use its reasonable best efforts to maintain its status as a reporting issuer not in default under Canadian Securities Laws.

(h)     The Company will use its reasonable best efforts to effect and maintain the listing of the Common Shares, Warrant Shares and Broker Shares on the NYSE MKT.

(i)     The Company will apply the net proceeds from the sale of the Offered Securities as set forth under the caption “Use of Proceeds” in the Prospectuses.

(j)     The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Offered Securities.

(k)     The Company shall provide the Lead Agent with a draft of any press release to be issued in connection with the Offering of the Offered Securities, and will provide the Lead Agent and its counsel sufficient time to comment thereon and will accept all reasonable comments of the Lead Agent and its counsel on such press releases.

 (l)     Each Agent, severally and not jointly, covenants and agrees with the Company that such Agent will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act).

(m)     The Company recognizes and acknowledges that certain of the provinces and territories of Canada provide purchasers of Units with the right to withdraw from an agreement to purchase securities. This right may be exercised within two (2) business days after receipt or deemed receipt of a Canadian Prospectus and any amendment thereto. In several of the provinces and territories of Canada, the securities legislation further provide a purchaser with remedies for rescission or, in some jurisdictions, damages, if the Canadian Prospectus and any amendment thereto contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The Company hereby agrees to, upon notice by the Agents or any purchaser wishing to exercise any of the foregoing rights or other rights mandated by applicable law, forthwith and in good faith remedy such rights to the Purchaser and the Agents, as the case may be.

4.     Payment of Expenses.

Whether or not the transactions contemplated by this Agency Agreement, the Registration Statement and the Prospectuses are consummated or this Agency Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectuses, the Prospectuses, and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the qualification of the Offered Securities under Canadian Securities Laws, the registration of the Offered Securities under the Securities Act and the Offering; (iii) the cost of producing this Agency Agreement and any agreement among Agents, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Offered Securities for offering and sale under state or foreign securities, or “blue sky”, laws as provided in Section 3(h) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with compliance with the rules and regulations of FINRA in connection with the Offering; (vi) all fees and expenses in connection with listing the Common Shares, Warrant Shares and Broker Shares on the NYSE MKT;; and (vii) any transfer taxes incurred in connection with this Agency Agreement or the Offering. The Company also will pay or cause to be paid: (a) the cost of preparing certificates representing the Offered Securities; (b) the cost and charges of any transfer agent or registrar for the Offered Securities; (c) the reasonable actual and accountable costs and expenses of the Agents for all out-of-pocket expenses reasonably incurred by the Agents in rendering services in connection with the Offering, including the reasonable fees of Dentons Canada LLP, the Agents’ Canadian legal counsel, in an amount not to exceed CDN$60,000.00 and Dentons US LLP, United States legal counsel to the Agents, in an amount not to exceed US$15,000.00, and $5,000 to Ellenhoff, Grossman & Schole LLP, special counsel to Wainwright, plus applicable taxes and disbursements and the costs referred to in subsections (iv) and (v) of this Section 4; and (d) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section 4 and in Sections 6, 7 and 9 hereof, the Agents will pay their own costs and expenses in connection with the transactions contemplated by this Agency Agreement.

5.     Conditions of Agents’ Obligations.

The respective obligations of the several Agents hereunder shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the performance by the Company of all of its obligations hereunder, and to each of the following additional conditions:

(a)     The Canadian Prospectus shall have been filed with the Canadian Qualifying Authorities and the U.S. Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 3 hereof; no order of any securities commission, securities regulatory authority or stock exchange in Canada to cease distribution of the Offered Securities under the Canadian Prospectus, as amended or supplemented, shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. preliminary prospectus supplement, the U.S. Prospectus or any Issuer Free Writing Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Canadian Qualifying Authorities or the Commission shall have been complied with to the Agents’ reasonable satisfaction; and all necessary regulatory or stock exchange approvals shall have been received.

(b)     At the Closing Date, the Lead Agent shall have received the written opinion of McMillan LLP, counsel for the Company, dated the Closing Date and addressed to the Agents, in form and substance satisfactory to the Lead Agent, to the effect set forth in Annex I hereto.

(c)     At the Closing Date, the Lead Agent shall have received the written opinion of McMillan LLP, United States counsel for the Company, dated the Closing Date and addressed to the Agents, in form and substance satisfactory to the Lead Agent, to the effect set forth in Annex II hereto.

(d)     [Intentionally Omitted]

(e)     At the Closing Date, the Lead Agent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to the Agents, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to the matters set forth in subsections (a) and (h) of this Section 5, and as to such other matters as the Lead Agent may reasonably request.

(f)     At the time this Agency Agreement is executed, the Lead Agent shall have received a comfort letter, from Ernst & Young LLP, independent registered public accountants for the Company, dated as of the date of this Agency Agreement and addressed to the Agents, and in form and substance satisfactory to the Agents and Agents’ Counsel.

(g)     Neither the Company nor any Subsidiary shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses, any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Prospectuses (exclusive of any amendment or supplement thereto); and subsequent to the dates as of which information is given in the Registration Statement and the Prospectuses (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of the Company or any Subsidiary or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Lead Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectuses (exclusive of any amendment or supplement thereto).

(h)     [Intentionally Omitted].

(i)     At the Closing Date, the Common Shares, Warrant Shares and Broker Shares shall be approved for listing, subject to official notice of issuance, on the NYSE MKT.

(j)     At the Closing Date, the Agents will be satisfied, based on the reasonable judgment of their counsel, that the Offering is exempt from the filing and review requirements of FINRA.

(k)     The Company shall have furnished the Agents and Agents’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agency Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Agents or to Agents’ Counsel pursuant to this Section 5 shall not be satisfactory in form and substance to the Lead Agent and to Agents’ Counsel, all obligations of the Agents hereunder may be cancelled by the Lead Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

6.     Indemnification.

(a)     The Company shall indemnify and hold harmless each Agent, each of the officers and directors of each Agent and each other person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under Canadian Securities Laws, the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses, as originally filed or in any supplement thereto or amendment thereof, in the Registration Statement, as originally filed or any amendment thereof, or (ii) the omission or alleged omission to state in the Prospectuses, as originally filed or in any supplement thereto or amendment thereof, in the Registration Statement, as originally filed or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of any prospectus) not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent through the Lead Agent expressly for use therein. The parties agree that such information provided by or on behalf of any Agent through the Lead Agent consists solely of the material referred to in Section 14 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agency Agreement.

(b)     Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Canadian Prospectuses and the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under Canadian Securities Laws, the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses, as originally filed or any amendment thereof or amendment thereto, or in the Registration Statement, as originally filed or any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent through the Lead Agent specifically for use therein; provided, however, that in no case shall any Agent be liable or responsible for any amount in excess of the Agency Fees received by such Agent hereunder. The parties agree that such information provided by or on behalf of any Agent through the Lead Agent consists solely of the material referred to in Section 14 hereof.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 6 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case (including one local counsel in each relevant jurisdiction), but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 6 or Section 7 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

7.     Contribution.

In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Agents shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Agents, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Canadian Prospectuses and the Registration Statement and each director of the Company) as incurred to which the Company and one or more of the Agents may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Agents from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Agents in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Agents shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of the Agency Fee but before deducting expenses) received by the Company bears to (y) the Agency Fee received by the Agents, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault of each of the Company and of the Agents shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Agent shall be required to contribute an amount in excess of the amount of the Agency Fee applicable to the Units distributed to the public by such Agent and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. The obligations of the Agents to contribute pursuant to this Section 7 are several in proportion to the respective number of Units to be placed by each of the Agents hereunder (as set forth in Schedule I hereto) and not joint.

8.     Survival of Representations and Agreements.

All representations and warranties, covenants and agreements of the Agents and the Company contained in this Agency Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Agent or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Units to and by the Agents. The representations contained in Section 1 and the agreements contained in Sections 4, 6, 7, 8 and 9 hereof shall survive any termination of this Agency Agreement, including termination pursuant to Section 9 hereof.

9.     Effective Date of Agreement; Termination.

(a)     This Agency Agreement shall become effective when the parties hereto have executed and delivered this Agency Agreement.

(b)     The Agents shall have the right to terminate this Agency Agreement at any time prior to the Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Agents will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading in the Common Stock shall have been suspended by the Commission, the Canadian Qualifying Authorities, the NYSE MKT or trading in securities generally on the NYSE MKT shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE MKT or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any U.S. or Canadian federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or Canada or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the reasonable judgment of the Agents, makes it impracticable or inadvisable to proceed with the Offering of the Offered Securities on the terms and in the manner contemplated by the Prospectuses.

(c)     Any notice of termination pursuant to this Section 9 shall be in writing.

(d)     If this Agency Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Agents set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Agents, reimburse the Agents for all reasonable actual and accountable out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Agents in connection herewith, up to US$ 100,000.

10.     Notices.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)     if sent to any Agent, shall be delivered, or faxed and confirmed in writing, to such Agent c/o Dundee Securities Ltd., Suite 2100, Dundee Place, 1 Adelaide Street East, Toronto, Ontario M5C 2V9, Facsimile: 416.350.3312, Attention: Philip Williams with a copy to Andrew Elbaz at Dentons Canada LLP, Suite 400, 77 King Street West, Toronto, Ontario M5K 0A1 and Steve Berson at Dentons US LLP 303 Peachtree St NE #5300, Atlanta, GA 30308.

(b)     if sent to the Company, shall be delivered, or faxed and confirmed in writing to the Company and its Canadian and U.S. counsel at the addresses set forth in the Registration Statement; provided, however, that any notice to an Agent pursuant to Section 6 shall be delivered or sent by facsimile transmission to such Agent at its address set forth in its acceptance facsimile to the Lead Agent, which address will be supplied to any other party hereto by the Lead Agent upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

11.     Parties.

This Agency Agreement shall inure solely to the benefit of, and shall be binding upon, the Agents and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agency Agreement or any provision herein contained. This Agency Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Units from any of the Agents.

12.     Governing Law and Jurisdiction; Waiver of Jury Trial.

This Agency Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York (each a “New York Court”) for the purpose of any suit, action, or other proceeding arising out of this Agency Agreement, or any of the agreements or transactions contemplated by this Agency Agreement, the Registration Statement and the Prospectuses (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any New York Court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any New York Court or from any legal process therein, (d) agrees not to commence any Proceeding other than in a New York Court, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGENCY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGENCY AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

13.     Judgment Currency.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Agents could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Agent shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Agent may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Agent hereunder, such Agent agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Agent hereunder.

14.     The parties acknowledge and agree that, for purposes of Sections 1(c), 1(d), 1(e), 1(g) and 6 hereof, the information provided by or on behalf of any Agent consists solely of the legal names of any Agents contained on the cover page of the Prospectuses and the legal names of the Agents and the breakdown of responsibility for the placement of Units among the Agents under the section heading “Plan of Distribution” in the Prospectuses.

15.     No Fiduciary Relationship.

The Company hereby acknowledges that the Agents are acting solely as Agents in connection with the purchase and sale of the Company’s securities contemplated hereby. The Company further acknowledges that the Agents are acting pursuant to a contractual relationship created solely by this Agency Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Agents act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Agents may undertake or have undertaken in furtherance of such purchase and sale of the Company’s securities, either before or after the date hereof. The Agents hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agency Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Agents agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Agents to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Agents agree that the Agents are acting as principal and not the fiduciary of the Company and no Agent has assumed, and no Agent will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Agent has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agents with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agency Agreement or any matters leading up to such transactions.

16.     Counterparts.

This Agency Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agency Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

17.     Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agency Agreement.

18.     Time is of the Essence.

Time shall be of the essence of this Agency Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

URANIUM ENERGY CORP.

By:	/s/ Amir Adnani
Name: Amir Adnani
Title: President and CEO

Accepted as of the date first above written

DUNDEE SECURITIES LTD.

By:	/s/ John Esteireiro
	Name:	John Esteireiro
	Title:	Managing Director, Head of Equity Capital Markets

DUNDEE SECURITIES INC.

By:	/s/ Gary Boyd
	Name:	Gary Boyd
	Title:	Managing Director

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Craig Schabe
	Name:	Craig Schwabe
	Title:	Managing Director